                                                                    EXHIBIT 7(A)


                                                                  EXECUTION COPY
                                                                  --------------


                              ACQUISITION AGREEMENT

                                       AND

                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                  JULY 18, 2002

                                  BY AND AMONG

                               LANTE CORPORATION,

                                 SBI AND COMPANY

                                       AND

                              SBI ACQUISITION CORP.


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                                TABLE OF CONTENTS


ARTICLE I  THE OFFER ..........................................................1
         Section 1.1  The Offer  1
         Section 1.2  Company Action ..........................................4
         Section 1.3  Directors  5

ARTICLE II  THE MERGER ........................................................6
         Section 2.1  The Merger ..............................................6
         Section 2.2  The Closing .............................................6
         Section 2.3  Effective Time ..........................................7
         Section 2.4  Effects of the Merger ...................................7
         Section 2.5  Organizational Documents ................................7
         Section 2.6  Directors and Officers ..................................7
         Section 2.7  Merger Without Meeting of Stockholders ..................7
         Section 2.8  Conversion of Shares ....................................7
         Section 2.9  Company Options .........................................8

ARTICLE III  PAYMENT ..........................................................9
         Section 3.1  Surrender of Certificates ...............................9
         Section 3.2  Paying Agent; Certificate Surrender Procedures .........10
         Section 3.3  Transfer Books .........................................10
         Section 3.4  Termination of Payment Fund ............................11
         Section 3.5  Appraisal Rights .......................................11
         Section 3.6  Lost Certificates ......................................11
         Section 3.7  No Rights as Stockholder ...............................11
         Section 3.8  Withholding ............................................11
         Section 3.9  Escheat    12

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ....................12
         Section 4.1  Corporate Existence and Power ..........................12
         Section 4.2  Corporate Authorization; Approvals .....................13
         Section 4.3  Governmental Authorization .............................13
         Section 4.4  Non-Contravention; Real Property .......................13
         Section 4.5  Capitalization .........................................14
         Section 4.6  Subsidiaries ...........................................14
         Section 4.7  Company SEC Documents ..................................15
         Section 4.8  Financial Statements; Liabilities ......................15
         Section 4.9  Information to be Supplied .............................16
         Section 4.10 Absence of Certain Changes .............................16
         Section 4.11 Litigation and Legal Compliance ........................16
         Section 4.12 Taxes ..................................................17
         Section 4.13 Contracts ..............................................19
         Section 4.14 Employee Benefit Plans .................................20
         Section 4.15 Intellectual Property ..................................21
         Section 4.16 Customers ..............................................22


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         Section 4.17 Brokers' Fees; Opinion of Financial Advisor ............22

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND PURCHASER ........22
         Section 5.1  Corporate Existence and Power ..........................22
         Section 5.2  Corporate Authorization; Approvals .....................22
         Section 5.3  Governmental Authorization .............................23
         Section 5.4  Non-Contravention ......................................23
         Section 5.5  Adequate Cash Resources ................................23
         Section 5.6  No Capital Ownership in the Company ....................23
         Section 5.7  Information to be Supplied .............................23

ARTICLE VI  COVENANTS ........................................................23
         Section 6.1  Commercially Reasonable Efforts ........................23
         Section 6.2  Interim Operations .....................................24
         Section 6.3  Company Stockholder Meeting; Certain Filings ...........26
         Section 6.4  Acquisition Proposals ..................................27
         Section 6.5  Director and Officer Liability .........................29
         Section 6.6  Employee Benefits ......................................30
         Section 6.7  Public Announcements ...................................31
         Section 6.8  Access to Information ..................................31
         Section 6.9  Notice of Developments .................................32
         Section 6.10 Parent's Board of Directors ............................32
         Section 6.11 Further Assurances .....................................32

ARTICLE VII  CONDITIONS TO THE CONSUMMATION OF THE MERGER ....................32
         Section 7.1  Conditions to the Obligations of Each Party ............32
         Section 7.2  Frustration of Closing Conditions ......................33

ARTICLE VIII  TERMINATION ....................................................33
         Section 8.1  Termination ............................................33
         Section 8.2  Effect of Termination ..................................34
         Section 8.3  Fees and Expenses ......................................34
         Section 8.4  Termination Fee and Expense Reimbursement ..............35
         Section 8.5  Other Termination and Expense Reimbursement Matters ....35

ARTICLE IX  MISCELLANEOUS ....................................................35
         Section 9.1  Nonsurvival of Representations .........................35
         Section 9.2  Specific Performance ...................................35
         Section 9.3  Successors and Assigns .................................36
         Section 9.4  Amendment ..............................................36
         Section 9.5  Severability ...........................................36
         Section 9.6  Extension of Time; Waiver ..............................36
         Section 9.7  Counterparts ...........................................36
         Section 9.8  Descriptive Headings ...................................36
         Section 9.9  Notices ................................................36
         Section 9.10 No Third-Party Beneficiaries ...........................37
         Section 9.11 Entire Agreement .......................................37


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         Section 9.12 Construction ...........................................38
         Section 9.13 Consent to Jurisdiction ................................38
         Section 9.14 Governing Law ..........................................38
         Section 9.15 Company Disclosure Letter ..............................38

                                TABLE OF DEFINED TERMS

            Acquisition Proposal                        Section 6.4(a)
            Affiliates                                  Section 4.9
            Agreement                                   Preamble
            Antitrust Laws                              Section 4.3
            Certificate                                 Section 3.1
            Certificate of Merger                       Section 2.3
            Closing                                     Section 2.2
            Closing Date                                Section 2.2
            COBRA                                       Section 4.14(g)
            Code                                        Section 2.9(c)
            Company                                     Preamble
            Company Contracts                           Section 4.13(a)
            Company Employee Plan                       Section 4.14(a)
            Company Employees                           Section 6.6(a)
            Company Financial Statements                Section 4.8(a)
            Company Intellectual Property               Section 4.15
            Company Material Adverse Effect             Section 4.1
            Company Options                             Section 2.9(b)
            Company Option Plans                        Section 2.9(a)
            Company Preferred Shares                    Section 4.5(a)
            Company Recommendation                      Section 6.3(a)
            Company Representatives                     Section 6.4(a)
            Company SEC Documents                       Section 4.7
            Company Shares                              Background
            Company Stockholder Approval                Section 4.2(c)
            Company Stockholder Meeting                 Section 6.3(a)
            Confidentiality Agreement                   Section 1.2(a)
            Constituent Corporations                    Section 2.1
            Consummation of the Offer                   Section 1.1(a)
            Delaware Act                                Section 2.1
            Dissenting Shares                           Section 3.5
            Effective Time                              Section 2.3
            Employee Plan                               Section 4.14(a)
            ERISA                                       Section 4.14(a)
            Exchange Act                                Section 1.1(a)
            Expense Reimbursement                       Section 8.4(a)
            Financial Advisor                           Section 4.17(a)
            Fully Diluted Basis                         Section 1.1(a)
            GAAP                                        Section 4.8(a)
            Governmental Entity                         Section 4.3
            HSR Act                                     Section 4.3
            IRS                                         Section 4.14(c)
            Independent Directors                       Section 1.3(a)


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            Indemnified Parties                         Section 6.5(a)
            Initial Expiration Date                     Section 1.1(b)
            Joint Press Release                         Section 1.1(d)
            Knowledge of the Company                    Section 4.11(a)
            Laws                                        Section 4.11(b)
            Lien                                        Section 4.6(a)
            Material Adverse Effect                     Section 4.1
            Merger                                      Section 2.1
            Merger Consideration                        Section 2.8(a)
            Minimum Condition                           Section 1.1(a)
            Multiemployer Plan                          Section 4.14(h)
            Offer                                       Section 1.1(a)
            Offer Documents                             Section 1.1(e)
            Offer Price                                 Section 1.1(a)
            Offer to Purchase                           Section 1.1(a)
            Option Spread Payment                       Section 2.9(c)
            Outside Date                                Section 1.1(b)
            Parent                                      Preamble
            Parent Material Adverse Effect              Section 5.1
            Paying Agent                                Section 3.2(a)
            Payment Fund                                Section 3.2(b)
            Person                                      Section 4.1
            Proxy Statement                             Section 6.3(a)
            Purchaser                                   Preamble
            Qualified Person                            Section 1.3(a)
            Schedule 14D-9                              Section 1.2(c)
            Schedule TO                                 Section 1.1(e)
            SEC                                         Section 1.1(b)
            Securities Act                              Section 4.3
            Subsidiary                                  Section 2.8(b)
            Superior Proposal                           Section 6.4(a)
            Surviving Corporation                       Section 2.1
            Tax                                         Section 4.12(a)
            Tax Returns                                 Section 4.12(a)
            Termination Fee                             Section 8.4(a)


                                       v
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                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER


      ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER dated as of July 18, 2002 (this "AGREEMENT") by and among Lante Corporation, a Delaware corporation (the "COMPANY"), SBI And Company, a Utah corporation (the "PARENT"), and SBI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the "PURCHASER").

                                   BACKGROUND

      This Agreement provides for the Parent to acquire the Company by (i) causing the Purchaser to make a tender offer for all shares of common stock, par value $0.01 per share, of the Company (the "COMPANY Shares") for $1.10 per share, net to the seller in cash, and (ii) as promptly as practicable after the closing of such tender offer, causing the Purchaser to merge with and into the Company, with each then issued and outstanding Company Share being converted into the same amount of cash per share as paid in the tender offer, upon the terms and conditions set forth herein.

      The Boards of Directors of each of the Company, the Parent and the Purchaser accordingly have duly adopted resolutions approving this Agreement and the transactions contemplated hereby.

      NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE I
                                    THE OFFER

      SECTION 1.1    THE OFFER.

      (a)   Provided that this Agreement has not been terminated pursuant to
SECTION 8.1 hereof, as promptly as reasonably practicable, but in any event within ten (10) "business days" (as defined in Rule 14d-1(g) under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT")) following the date hereof, the Purchaser will, and the Parent will cause the Purchaser to, commence (within the meaning of Rule 14d-2 under the Exchange Act) a tender offer (as it may be amended from time to time as permitted by this Agreement, the "OFFER") to purchase all of the Company Shares at a price of U.S. $1.10 per Company Share, net to the seller in cash (such price, or the highest price per Company Share as may be paid in the Offer, being referred to herein as the "OFFER PRICE"). The obligation of the Purchaser to accept for payment and pay for the Company Shares tendered pursuant to the Offer will be subject only to the following conditions:
(i) that there will be validly tendered and not withdrawn prior to the final expiration of the Offer that number of Company Shares, together with the Company Shares then owned by the Parent, the Purchaser and their respective Subsidiaries (as defined in SECTION 2.8(B)) that represents at least a majority of the Company Shares outstanding on a Fully Diluted Basis (as defined below) (the "MINIMUM CONDITION") and (ii) the satisfaction or waiver by the Purchaser as permitted hereunder of the other conditions set forth in ANNEX I hereto. For purposes of this Agreement, "FULLY DILUTED BASIS" means the number of Company Shares issued and outstanding at the time of determination, after taking into account all Company Shares issuable upon conversion or exercise of all outstanding options, warrants or rights to purchase Company Shares. The Offer will be made by means of an offer to purchase (the "OFFER TO PURCHASE") and a related letter of transmittal, each in form reasonably satisfactory to the Company, containing the terms set forth in this Agreement and the conditions set forth in ANNEX I. Without limiting the foregoing, effective upon the first acceptance for payment of Company Shares by the Purchaser pursuant to the Offer, the holder of such Company Shares will sell and assign to the Purchaser all right, title and interest in and to all of the Company Shares tendered (including, but not limited to, such holder's right to any and all dividends and distributions with a record date before, and a payment date after, the scheduled or extended expiration date) (such time being referred to as the "CONSUMMATION OF THE Offer").

      (b) The Purchaser expressly reserves the right, subject to compliance with the Exchange Act, to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer, provided that (i) the Minimum Condition may not be waived or changed without the prior written consent of the Company and (ii) no change may be made that changes the form of consideration to be paid, decreases the Offer Price, decreases the number of Company Shares sought in the Offer, adds additional conditions to the Offer, modifies any of the conditions to the Offer in a manner adverse to holders of Company Shares, makes any other change in the terms of the Offer that is in any manner adverse to the holders of the Company Shares or (except as provided in the next sentence and in subsection (c)) extends the Offer beyond the date that is twenty (20) business days after commencement of the Offer (the "INITIAL EXPIRATION DATE"), without the prior written consent of the Company. Notwithstanding the foregoing, the Purchaser may, without the consent of the Company, and will, at the request of the Company, (x) from time to time, extend the Offer beyond the then current expiration date if at such date, or if applicable any extension thereof, any of the conditions to the Offer set forth in clauses (i), (ii), (iii) and (iv) of ANNEX I will not be satisfied or waived, until such time as such conditions are satisfied or waived; provided that if any of the conditions to the Offer set forth in clause (ii) of ANNEX I will not be satisfied or waived, the Purchaser may, but will not be required to, extend the expiration date of the Offer beyond the then current expiration date; provided further, that if all conditions other than the Minimum Condition are satisfied or waived, the Purchaser may on one occasion for a period not to exceed twenty
(20) business days, extend the Offer beyond the then current expiration date, and (y) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission or the staff thereof (the "SEC") applicable to the Offer; provided, however, that the Initial Expiration Date, as it may be extended from time to time, may not be so extended beyond October 1, 2002 (the "OUTSIDE DATE").

      (c) As soon as practicable after the expiration date of the Offer, assuming the prior satisfaction or waiver of the Minimum Condition and the other conditions of the Offer set forth in ANNEX I as contemplated hereby, the Purchaser will accept for payment and pay for all Company Shares that have been validly tendered and not withdrawn pursuant to the Offer. The Parent will provide or cause to be provided to the Purchaser on a timely basis the funds necessary to purchase all Company Shares that the Purchaser becomes obligated to purchase

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

pursuant to the Offer, and will be liable on a direct and primary basis for the performance by the Purchaser of its obligations under this Agreement. If, on the expiration date of the Offer, the Minimum Condition has been satisfied or, with the consent of the Company, waived, and all other conditions to the Offer have been satisfied or waived, but less than 90 percent (90%) of the Company Shares then issued and outstanding, together with the Company Shares beneficially owned by the Parent, the Purchaser and their Subsidiaries, have been validly tendered and not withdrawn, the Purchaser may extend the Offer for a further period of time, after it has accepted and paid for (in accordance with the first sentence of this section) all of the Company Shares tendered in the Offer, by means of a "subsequent offering period" of at least three (3) but no more than twenty (20) business days in accordance with Rule 14d-11 under the Exchange Act to meet the objective (which is not a condition to the Offer) that there be tendered prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Company Shares that, together with the Company Shares beneficially owned by the Parent, the Purchaser and their Subsidiaries, represents at least 90 percent (90%) of the then issued and outstanding Company Shares. During the subsequent offering period, the Purchaser will immediately accept for payment and promptly pay for all Company Shares as they are tendered pursuant to the Offer in accordance with Rule 14d-11 under the Exchange Act.

      (d) No later than the first business day following execution of this Agreement and subject to the conditions of this Agreement, the Parent will issue a joint press release with the Company (the "JOINT PRESS RELEASE") regarding this Agreement and its intent to make the Offer, and will file with the SEC the Joint Press Release, under cover of Schedule TO, indicating on the front of such Schedule TO that such filing contains pre-commencement communications.

      (e) On the date of commencement of the Offer, the Parent and the Purchaser will file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments, supplements, and exhibits thereto, the "SCHEDULE TO") with respect to the Offer. The Schedule TO will include the summary term sheet required thereby, and as exhibits thereto, the Offer to Purchase and forms of the letter of transmittal, summary advertisement and all other ancillary offer documents (the Schedule TO and the other documents pursuant to which the Offer is made, together with any supplements, amendments or exhibits thereto, are referred to as the "OFFER DOCUMENTS"). The Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be disseminated to holders of Company Shares to the extent required by applicable federal securities Law (as defined in SECTION 4.11(B)). The Company, the Parent and the Purchaser each agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information becomes false or misleading in any material respect. The Parent and the Purchaser agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Company Shares, in each case as and to the extent required by applicable federal securities Law. The Company and its counsel will be given a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of Company Shares. The Parent and the Purchaser also agree to provide the Company and its counsel in writing with any comments the Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, and will consult with and provide the Company and its counsel a reasonable opportunity to review and comment on the response of the Parent and the Purchaser to such comments prior to responding.

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

      (f) If this Agreement has been terminated pursuant to SECTION 8.1 hereof, the Purchaser will, and the Parent will cause the Purchaser to, promptly terminate the Offer without accepting any Company Shares for payment.

      SECTION 1.2    COMPANY ACTION.

      (a) The Company has approved of and consented to the Offer. The Company has been advised that all of its directors and executive officers who own Company Shares intend to tender their Company Shares pursuant to the Offer so long as such action would not result in liability under Section 16(b) of the Exchange Act. In connection with the Offer, the Company will, or will cause its transfer agent to, promptly furnish the Parent with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Company Shares and lists in the Company's possession or control of securities positions of Company Shares held in stock depositories, in each case as of a recent date, and will provide to the Parent such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as the Parent may reasonably request in connection with the Offer. The information provided pursuant to the preceding sentence will be used only by the Parent and the Purchaser solely in connection with the Offer and the Merger (as defined in SECTION 2.1) and will be subject to the provisions of the confidentiality agreement between the Company and the Parent dated as of May 31, 2002 and executed by the Parent on June 3, 2002 (the "CONFIDENTIALITY AGREEMENT"), provided, that the Parent and the Purchaser may take such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the transactions contemplated by this Agreement.

      (b) No later than the first business day following execution of this Agreement, and subject to the conditions of this Agreement, the Company will issue the Joint Press Release with the Parent and file with the SEC the Joint Press Release, under cover of Schedule 14D-9, indicating on the front of such
Schedule 14D-9 that such filing contains pre-commencement communications.

      (c) On the day that the Offer is commenced, the Company will file with the SEC and disseminate to holders of Company Shares, in each case as and to the extent required by applicable federal securities Law, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") that will reflect the recommendations of the Company's Board of Directors with respect to the Offer and the Merger; provided that such recommendation need not be made or, if previously made, may be withdrawn, modified or amended to the extent the Company's Board of Directors has determined that the failure to take such action would be inconsistent with their fiduciary duties under applicable Laws in accordance with SECTION 6.4. The Company, the Parent and the Purchaser each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it will have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Company Shares, in each case as and to the extent required by applicable federal securities Law. The Parent and its counsel will be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC or disseminated to holders of Company Shares. The Company also agrees to provide the Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC with respect to the Schedule 14D-9 promptly after the receipt of such comments, and will consult with and provide the Parent and its counsel a reasonable opportunity to review and comment on the response of the Company to such comments prior to responding.

      SECTION 1.3    DIRECTORS.

      (a) Promptly upon the purchase of and payment for Company Shares by the Parent or the Purchaser representing at least a majority of the Company Shares on a Fully Diluted Basis, the Parent will be entitled to designate for appointment or election to the Company's then existing Board of Directors, upon written notice to the Company, such number of directors, rounded up to the next whole number, on the Board of Directors such that the percentage of its designees on the Board will equal the percentage of the outstanding Company Shares on a Fully Diluted Basis owned of record by the Parent and its direct or indirect Subsidiaries. In furtherance thereof, the Company will, upon request of the Purchaser, use commercially reasonable efforts promptly to cause the Parent's designees (and any replacement designees in the event that any designee will no longer be on the Board of Directors) to be so elected to the Company's Board of Directors, and, to the extent necessary, use commercially reasonable efforts to obtain the resignation of such number of its current directors as is necessary to give effect to the foregoing provision. At such time, the Company will also, upon the request of the Purchaser, use commercially reasonable efforts to cause the Persons (as defined in SECTION 4.1) designated by the Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board. Notwithstanding the foregoing, until the Effective Time (as defined in SECTION 2.3), the Board of Directors of the Company will have at least three (3) directors who are directors of the Company on the date of this Agreement and who are not officers of the Company or any of its Subsidiaries (the "INDEPENDENT DIRECTORS"); provided, however, that (x) notwithstanding the foregoing, in no event will the requirement to have at least three Independent Directors result in the Parent's designees constituting less than a majority of the Company's Board of Directors unless the Parent will have failed to designate a sufficient number of Persons to constitute at least a majority and (y) if the number of Independent Directors is reduced below three (3) for any reason whatsoever (or if immediately following Consummation of the Offer there are not at least three then-existing directors of the Company who (1) are Qualified Persons (as defined below) and (2) are willing to serve as Independent Directors), then the number of Independent Directors required hereunder will be one, unless the remaining Independent Director is able to identify a person, who is not an officer or Affiliate (as defined in SECTION 4.9) of the Company, the Parent or any of their respective Subsidiaries and who is reasonably acceptable to the Parent (any such person being referred to herein as a "QUALIFIED PERSON"), willing to serve as an Independent Director, in which case such remaining Independent Director will be entitled to designate any such Qualified Person or Persons to fill such vacancies, and such designated Qualified Person will be deemed to be an Independent Director for purposes of this Agreement, or if no Independent Directors then remain, the other Directors will be required to designate three (3) Qualified Persons to fill such vacancies, and such persons will be deemed to be Independent Directors for purposes of this Agreement.

      (b) The Company's obligations to appoint the Parent's designees to the Company's Board of Directors will be subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company will promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations pursuant to (a) above, including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 (which the Company will mail together with the Schedule 14D-9 if it receives from the Parent and the Purchaser the information below on a timely basis to permit such mailing) as is necessary to fulfill the Company's obligations pursuant to (a) above. The Parent or the Purchaser will supply the Company in writing any information with respect to either of them and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1 as is necessary in connection with the appointment of any of the Parent's designees pursuant to (a) above. The provisions of (a) above are in addition to and will not limit any rights that the Purchaser, the Parent or any of their Affiliates may have as a holder or beneficial owner of Company Shares as a matter of Law with respect to the election of directors or otherwise.

      (c) Following the election or appointment of the Parent's designees as set forth above, the approval by affirmative vote or written consent of all of the Independent Directors then in office (or, if there is only one Independent Director then in office, the Independent Director) will be required to authorize (and such authorization will constitute the authorization of the Company's Board of Directors and no other action on the part of the Company, including any action by any committee thereof or any other director of the Company, will, unless otherwise required by Law, be required or permitted to authorize) (i) any amendment or termination of this Agreement by the Company, (ii) any other action of the Company's Board of Directors under or in connection with this Agreement that in any manner adversely affects the holders of Company Shares, as determined by any of the Independent Directors, or (iii) any waiver or exercise of any of the Company's rights under this Agreement. The Independent Directors will have the authority to retain such counsel and other advisors at the expense of the Company as determined appropriate by any of the Independent Directors. In addition, the Independent Directors will have the authority to institute any action, on behalf of the Company, to enforce performance of this Agreement.

                                   ARTICLE II
                                   THE MERGER

      SECTION 2.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time the Purchaser will be merged with and into the Company (the "MERGER") in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DELAWARE ACT"). Following the Merger, the Company will continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of the Purchaser will cease. The Company and the Purchaser are sometimes referred to collectively as the "CONSTITUENT CORPORATIONS."

      SECTION 2.2 THE CLOSING. Unless this Agreement has been terminated pursuant to SECTION 8.1, the closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at 10:00 a.m., local time, on a date to be specified by the parties that is no later than the third business day following satisfaction or waiver of the conditions set forth in

SECTION 7.1 (the "CLOSING DATE"), at the offices of Jenner & Block, LLC, One IBM Plaza, Chicago, Illinois, unless another date, time or place is agreed to in writing by the parties.

      SECTION 2.3 EFFECTIVE TIME. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (or on such other date as the parties may agree) the Company will file with the Delaware Secretary of State an appropriate certificate of merger (or certificate of ownership and merger, as the case may be) (the "CERTIFICATE OF MERGER") and make all other filings or recordings required by the Delaware Act in connection with the Merger. The Merger will be consummated on the later of the date on which the Certificate of Merger has been filed with the Delaware Secretary of State or such time as is agreed upon by the parties and specified in such Certificate of Merger. The time the Merger becomes effective in accordance with the Delaware Act is referred to in this Agreement as the "EFFECTIVE TIME."

      SECTION 2.4 EFFECTS OF THE MERGER. The Merger will have the effects set forth in this Agreement and Section 259 of the Delaware Act. Without limiting the generality of the foregoing, as of the Effective Time, the Surviving Corporation will succeed to all the properties, rights, privileges, powers, franchises and assets of the Constituent Corporations, and all debts, liabilities and duties of the Constituent Corporations will become debts, liabilities and duties of the Surviving Corporation.

      SECTION 2.5 ORGANIZATIONAL DOCUMENTS. At the Effective Time, the certificate of incorporation and bylaws of the Purchaser (as in effect immediately prior to the Effective Time), will become the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with their respective terms and the Delaware Act.

      SECTION 2.6 DIRECTORS AND OFFICERS. The directors and the officers of the Purchaser at the Effective Time will be the initial directors and officers of the Surviving Corporation and will hold office from the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      SECTION 2.7 MERGER WITHOUT MEETING OF STOCKHOLDERS. If following the Consummation of the Offer or any subsequent offering period, the Purchaser owns at least 90 percent (90%) of the outstanding Company Shares, each of the parties hereto will take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without the Company Stockholder Meeting (as defined in SECTION 6.3(A)), in accordance with Section 253 of the Delaware Act.

      SECTION 2.8 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Parent or the Purchaser or their respective stockholders:

      (a) each Company Share (other than shares to be canceled in accordance with subsection (b) below and any Dissenting Shares (as defined in SECTION 3.5)) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Offer Price in cash, payable to the holder thereof, without interest (the "MERGER CONSIDERATION"), upon surrender of the Certificate (as defined in SECTION 3.1) formerly representing such Company Share in the manner provided in SECTION 3.2. All such Company Shares, when so converted, will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a Certificate will cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration, without interest, upon the surrender of such Certificate in accordance with SECTION 3.2;

      (b) each Company Share owned immediately prior to the Effective Time by the Company, the Parent, the Purchaser or any of their respective Subsidiaries, including without limitation, any such shares held as treasury stock of the Company, will be canceled and extinguished and no consideration will be delivered in exchange therefor. For purposes of this section, Company Shares owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of the Company, the Parent, the Purchaser or any of their respective Subsidiaries, will not be deemed to be held by the Company, the Parent, the Purchaser or any such Subsidiary, regardless of whether the Company, the Parent, the Purchaser or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares. For purposes of this Agreement, the term "SUBSIDIARY" as used in this Agreement means any corporation, partnership, limited liability company or other business entity 50 percent or more of the outstanding voting equity securities of which are owned, directly or indirectly, by the Company, the Parent, or the Purchaser as applicable; and

      (c) each share of common stock, par value $1.00 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation.

      SECTION 2.9    COMPANY OPTIONS.

      (a) As soon as practicable following the date of this Agreement, the Company's Board of Directors or any committee administering the Company's Amended and Restated 1998 Stock Option Plan, 2000 Employee Stock Purchase Plan and 2001 Stock Incentive Plan (collectively, the "COMPANY OPTION PLANS") will adopt such resolutions or take such other actions as may be required or appropriate in the sole discretion of the Company to effect the provisions of this section and to cause the transactions contemplated by this section to be exempt from the provisions of Section 16(b) of the Exchange Act.

      (b) The Parent hereby agrees that the transactions contemplated by this Agreement will be deemed to constitute a "Change in Control" as defined in and pursuant to the Company Option Plans, and, under the terms of such Company Option Plans, and the authority granted thereunder, upon the Consummation of the Offer, each option to purchase Company Shares under any Company Option Plan unexercised and outstanding immediately prior to the Consummation of the Offer (the "COMPANY OPTIONS") will fully vest and become exercisable to the extent not prohibited by Section 10(a)(i)(A) of the Company's Amended and Restated 1998 Stock Option Plan, Section 7.2 of the Company's 2000 Employee Stock Purchase Plan and Section 12(a)(i)(A) of the Company's 2001 Stock Incentive Plan. Upon the Consummation of the Offer, all conditions and restrictions with respect to the Company Options then outstanding, including limitations on exercisability and vesting, risks of forfeiture and conditions and restrictions requiring continued performance of services or the meeting of any targets or milestones with respect to the exercisability or vesting of any such the Company Options, will immediately lapse.

      (c) Each Company Option unexercised and outstanding immediately prior to the Effective Time will at the Effective Time be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option immediately prior to the Effective Time, the Merger Consideration. In accordance with the foregoing, as contemplated by each of the Company Option Plans, the committee that administers the Company Option Plans will make the provision for a cash payment to each holder of a Company Option unexercised and outstanding at the Effective Time in accordance with this subsection (c). Each Company Option unexercised and outstanding at the Effective Time will be canceled as of the Effective Time in exchange for a cash payment to the holder of the Company Option in an amount equal to the excess, if any, of the Merger Consideration less the exercise price for each Company Share purchasable pursuant to such Company Option immediately prior to the Effective Time (in each case assuming such Company Option had been fully vested and fully exercisable as of the Effective Time as contemplated by the immediately preceding subsection), less any amounts as are required to be deducted and withheld under the United States Internal Revenue Code of 1986, as amended (the "CODE") or any provision of state or local tax law in connection with such payment (the "OPTION SPREAD PAYMENT"). The Company will make the Option Spread Payment at or promptly following the Closing by check or wire transfer of immediately available funds as directed by the holder of the Company Option.

      (d) As of the Effective Time, the Company Option Plans will terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company will be canceled. At and after the Effective Time, no person will have any right under the Company Options, the Company Option Plans or any other plan, program or arrangement with respect to equity securities of the Surviving Corporation or any Subsidiary thereof, except the right to receive the amount payable under subsection (c) above.

      (e) Each Company Share granted to any employee or director of the Company as compensation for services that is subject to restrictions on ownership or transferability will vest in full and become fully transferable and free of restrictions immediately prior to the Effective Time.

                                   ARTICLE III
                                     PAYMENT

      SECTION 3.1 SURRENDER OF CERTIFICATES. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented an outstanding Company Share (a "CERTIFICATE") will be entitled to receive in exchange therefor, upon surrender thereof to the Paying Agent (as defined in SECTION 3.2(A)), the Merger Consideration into which the Company Shares evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

      SECTION 3.2    PAYING AGENT; CERTIFICATE SURRENDER PROCEDURES.

      (a) On or prior to the Effective Time, the Parent will designate (with the approval of the Company, not to be unreasonably withheld) and enter into an agreement with an institution or trust company to act as paying agent for the Merger Consideration (the "PAYING AGENT").

      (b) As soon as reasonably practicable after the Effective Time, the Parent will deposit, or cause to be deposited, with the Paying Agent, an amount in cash sufficient to provide all funds necessary for the Paying Agent to make payment of the Merger Consideration (the "PAYMENT FUND"). Pending payment of such funds to the holders of Certificates, the Payment Fund will be held and may be invested by the Paying Agent as the Parent directs (so long as such directions do not impair the rights of holders of Company Shares) in: (i) the direct obligations of the United States for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest; (ii) commercial paper maturing not more than 270 days after the date of issue and rated P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation, (iii) certificates of deposit maturing not more than 270 days after the date of issue issued by, or in money market or demand deposit accounts maintained at, a commercial banking institution, which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (v) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Parent or its designee, in the Parent's sole discretion. The Parent will promptly replace any monies lost through any investment made pursuant to this subsection (b).

      (c) As soon as reasonably practicable after the Effective Time, the Parent will instruct the Paying Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Paying Agent and will be in such form and have such other provisions as the Parent will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Upon the surrender to the Paying Agent of such Certificates together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Paying Agent to be delivered in connection therewith, the holder will be entitled to receive the Merger Consideration into which the Certificates so surrendered have been converted in accordance with the provisions of this Agreement. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration into which the Company Shares represented by such Certificate have been converted in accordance with the provisions of this Agreement.

      SECTION 3.3 TRANSFER BOOKS. The stock transfer books of the Company will be closed at the Effective Time, and no transfer of any Company Shares will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Company Shares prior to the Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, the Merger Consideration into which such Company Shares has been converted in the Merger will be paid to the transferee in accordance with the provisions of

SECTION 3.2 only if the Certificate is surrendered as provided in SECTION 3.2 and accompanied by all documents required to evidence and effect such transfer (including evidence of payment of any applicable stock transfer taxes).

      SECTION 3.4 TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund that remains undistributed one hundred eighty (180) days after the Effective Time will be delivered to the Parent upon demand, and each holder of Company Shares who has not previously surrendered Certificates in accordance with the provisions of this article will thereafter look only to the Parent for satisfaction of such holder's claims for the Merger Consideration.

      SECTION 3.5 APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, Company Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with all of the relevant provisions of Section 262 of the Delaware Act regarding appraisal for such shares ("DISSENTING SHARES"), will not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. The Company will give the Parent prompt written notice of any and all demands for appraisal rights, withdrawal of such demands and any other communications delivered to the Company pursuant to
Section 262 of the Delaware Act, and the Company will give the Parent the opportunity, to the extent permitted by applicable Law, to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of the Parent, the Company will not voluntarily make any payment with respect to any demand for appraisal rights and will not settle or offer to settle any such demand. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares under the provisions of Section 262 of the Delaware Act, will receive payment thereof from the Surviving Corporation and such Dissenting Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist.

      SECTION 3.6 LOST CERTIFICATES. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Parent) of that fact by the person making such a claim, and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against or with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to SECTION 3.2.

      SECTION 3.7 NO RIGHTS AS STOCKHOLDER. From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation except as otherwise expressly provided in this Agreement or by applicable Laws, and the Parent will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which the Company Shares evidenced by such Certificate have been converted pursuant to the Merger.

      SECTION 3.8 WITHHOLDING. The Parent will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Company Shares all amounts required by Law to be deducted or withheld therefrom. To the extent that amounts are so deducted and withheld and paid to the appropriate Governmental Entity, such amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made by the Parent or the Purchaser.

      SECTION 3.9 ESCHEAT. Neither the Parent, the Purchaser nor the Company will be liable to any former holder of Company Shares for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate has not been surrendered for the Merger Consideration prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any governmental entity, then the Merger Consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as disclosed in the Company Disclosure Letter or the Company SEC Documents (as defined in SECTION 4.7 below), the Company represents and warrants to the Parent and the Purchaser that:

      SECTION 4.1 CORPORATE EXISTENCE AND POWER. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to conduct business as a foreign corporation in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below). For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means a Material Adverse Effect with respect to the Company and "MATERIAL ADVERSE EFFECT" means any change, effect, occurrence or state of facts that is materially adverse to the business, financial condition, operations or results of operations of a Person and its Subsidiaries, taken as a whole; provided, however, that the following are excluded from the definition of "Material Adverse Effect" and from the determination of whether such a Material Adverse Effect has occurred: (i) changes in Laws (including without limitation, common law, rules and regulations or the interpretation thereof) or applicable accounting regulations and principles; (ii) any change in the relationship of a Person and its Subsidiaries with their respective employees, customers and suppliers, which change results from the announcement, pendency, or consummation of the transactions and actions contemplated in this Agreement; or (iii) receipt by the Person of any notice regarding the de-listing, or the actual de-listing, of the Person's shares from the Nasdaq National Market. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity (as defined in SECTION 4.3).

      SECTION 4.2    CORPORATE AUTHORIZATION; APPROVALS.

      (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the Company Stockholder Approval (as defined in (c) below), have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of the Parent and Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing).

      (b) The Board of Directors of the Company has taken all action necessary so that the provisions of Section 203 of the Delaware Act applicable to a "business combination" (as defined in Section 203 of the Delaware Act) will not apply to the acquisition by the Parent and the Purchaser of beneficial ownership of Company Shares pursuant to the Offer and the Merger, or to the execution, delivery or performance of this Agreement.

      (c) The affirmative vote of the holders of a majority of the outstanding Company Shares on the applicable record date (the "COMPANY STOCKHOLDER APPROVAL"), if required by applicable Law, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and the consummation of the transactions contemplated hereby.

      SECTION 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any filing or registration with, notification to, or authorization, consent or approval of, any federal, state or local governmental authority, court, administrative or regulatory agency or commission (each a "GOVERNMENTAL ENTITY"), other than: (a) the filing of (i) the Certificate of Merger in accordance with the Delaware Act and (ii) appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any of its Subsidiaries is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and any other applicable competition, merger control, antitrust or similar laws or regulations (collectively with the HSR Act, the "ANTITRUST LAWS"); (c) compliance with any applicable requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), and the Exchange Act; (d) such actions as may be required under any applicable state securities or blue sky laws; and (e) such other actions or filings that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have either a Company Material Adverse Effect, or to prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

      SECTION 4.4 NON-CONTRAVENTION; REAL PROPERTY. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (a) do not contravene or conflict with the Company's certificate of incorporation or bylaws, (b) violate, conflict with or result in a breach of any Law applicable to the Company or any of the properties or assets of the Company, or (c) violate, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the creation or imposition of any Lien (as defined in SECTION 4.6(A)) upon any of the properties or assets of the Company under, or require any consent, approval, notice or filing under, any of the Company Contracts (as defined in SECTION 4.13(A)), other than any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries owns any real property.

      SECTION 4.5    CAPITALIZATION.

      (a) The authorized capital stock of the Company consists of 150,000,000 Company Shares and 10,000,000 shares of the Company's preferred stock, par value $0.01 per share (the "COMPANY PREFERRED SHARES"), of which 4,243,000 are designated as Series A convertible preferred stock. As of the close of business on July 16, 2002, (i) 37,379,367 Company Shares were issued and outstanding and no Company Shares were held in treasury and (ii) no Company Preferred Shares were issued and outstanding or held in treasury. As of the close of business on July 16, 2002, Company Options to acquire an aggregate of 8,783,658 Company Shares, a list of which Company Options (including optionholder name and exercise price) is set forth as SECTION 4.5 of the Company Disclosure Letter, were outstanding under the Company Option Plans. All outstanding shares of the capital stock of the Company have been duly authorized and validly issued, and are fully paid, non-assessable and free of preemptive rights.

      (b) Except as described in subsection (a) above, as of the date hereof there are no outstanding (i) shares of capital stock or other voting securities of the Company or its Subsidiaries; (ii) securities of the Company or its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiaries; or (iii) options, warrants or other rights to acquire from the Company or its Subsidiaries, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or its Subsidiaries. There are no outstanding obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares.

      (c) The number of Company Shares outstanding on a Fully Diluted Basis required to be validly tendered to satisfy the Minimum Condition, calculated as of July 16, 2002, is 23,081,513.

      SECTION 4.6    SUBSIDIARIES.

      (a) SECTION 4.6 of the Company Disclosure Letter sets forth a list of all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization. All of the outstanding shares of capital stock of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Liens and free of any other limitation or restriction, including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interest (other than any of the foregoing that may exist under the Securities Act or any state securities Laws). For purposes of this Agreement, "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of an asset, provided, however, that the term "Lien" will not include (i) liens for water and sewer charges and current Taxes (as defined in SECTION 4.12(A)) not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and similar liens, (iii) purchase money liens and liens securing rental payments under capital lease arrangements and (iv) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

      (b) All outstanding shares of the capital stock of each Subsidiary of the Company have been duly authorized and validly issued, and are fully paid, non-assessable and free of preemptive rights.

      (c) None of the Subsidiaries of the Company own or control directly or indirectly, or have any direct or indirect equity participation in, any corporation, partnership, limited liability company, joint venture or other entity.

      SECTION 4.7 COMPANY SEC DOCUMENTS. The Company has filed all material forms, reports and documents with the SEC required to be filed by it after January 1, 2000 and prior to the date of this Agreement (together with the amendments and supplements to such filings filed prior to the date of this Agreement, the "COMPANY SEC DOCUMENTS"). Each Company SEC Document, as of its filing date (or if amended, as of the date of its last amendment) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. No Company SEC Document filed pursuant to the Exchange Act, as of its filing date (or if amended, as of the date of its last amendment), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company SEC Document filed pursuant to the Securities Act, as of the date such document or amendment became effective (or if amended or supplemented, as of the date of its last amendment or supplement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. No Subsidiary of the Company is required to file any forms, reports, or other documents pursuant to the Securities Act or the Exchange Act.

      SECTION 4.8    FINANCIAL STATEMENTS; LIABILITIES.

      (a) Each of the consolidated balance sheets included in the Company SEC Documents fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related consolidated financial statements (including the notes thereto) included therein fairly present in all material respects the results of operations and cash flows of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein (collectively, the "COMPANY FINANCIAL STATEMENTS"). As of the respective filing date for the applicable Company SEC Document in which it was included, each of the Company Financial Statements (including the notes thereto) complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and was prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods or as of the respective dates involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

      (b) There are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued or unaccrued, absolute or contingent, liquidated or unliquidated, or due or to become due, in each case, other than liabilities or obligations (i) referenced (whether by value or otherwise) or reflected in the Company SEC Documents, the Company Financial Statements or disclosed in the notes thereto, (ii) incurred since December 31, 2001 in the ordinary course of business, (iii) incurred in connection with the transactions contemplated hereby or (iv) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      SECTION 4.9 INFORMATION TO BE SUPPLIED. The information to be supplied by the Company expressly for inclusion or incorporation by reference in the Offer Documents will comply with the applicable provisions of SECTION 6.3(C). The Schedule 14D-9 and the Proxy Statement (as defined in SECTION 6.3(A)) will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representations or warranties with respect to any information supplied by, or related to, the Parent, the Purchaser or any of their Affiliates (as such term is defined in Rule 12b-2 of the regulations promulgated under the Exchange Act, "AFFILIATES") or advisors that is contained in, or incorporated by reference into, any of the foregoing documents.

      SECTION 4.10 ABSENCE OF CERTAIN CHANGES. Except as otherwise contemplated by this Agreement, since December 31, 2001 the Company and each of its Subsidiaries have conducted their businesses in the ordinary course consistent with past practice, and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (b) any action, event, occurrence, development or state of circumstances or facts that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      SECTION 4.11   LITIGATION AND LEGAL COMPLIANCE.

      (a) As of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or to the actual knowledge, without special investigation, of the executive officers of the Company ("KNOWLEDGE OF THE COMPANY"), threatened by or against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, injunction, order or decree of any Governmental Entity that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no judicial or administrative actions, proceedings or investigations pending, or to the Knowledge of the Company, threatened, which question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement. SECTION 4.11 of the Company Disclosure Letter lists, as of the date of this

Agreement, all pending and, to the Knowledge of the Company, threatened litigation against the Company.

      (b) Except for instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with, to the extent applicable to the Company, any of its Subsidiaries, or any of their respective assets or properties, all federal, state and local laws, statutes, rules, regulations, ordinances, permits, orders or writs (collectively "LAWS").

      (c) Each of the Company and its Subsidiaries has all permits, licenses, approvals, authorizations of, and registrations with and under all Laws, and from all Governmental Entities required for the Company and its Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      SECTION 4.12   TAXES.

      (a) The Company and each of its Subsidiaries has filed (after taking into account any extensions) all material reports, returns, declarations or other filings required by any taxing authority (collectively, the "TAX RETURNS") relating to any federal, local and state income, sales, use, transfer, real property, personal property, social security, unemployment, disability, payroll, employee or other withholding or other tax ("TAX") required by any applicable Laws relating to Taxes. All such Tax Returns were correct and complete in all material respects when filed, and all Taxes shown to be owed by the Company or any of its Subsidiaries on such Tax Returns have been paid. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, the Company has made accruals for Taxes on the Company Financial Statements that are adequate to cover, in all material respects, any Tax liability of the Company and each of its Subsidiaries determined in accordance with GAAP through the date of the Company Financial Statements.

      (b) The Company and each of its Subsidiaries has withheld with respect to its employees, creditors, independent contractors, stockholders or other parties, all material federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

      (c) There is no Tax deficiency outstanding, assessed, or to the Knowledge of the Company, proposed against the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries have executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any material federal or material state Tax that is still in effect. There are no liens for Taxes on the assets of the Company or of any of its Subsidiaries other than with respect to Taxes not yet due and payable.

      (d) To the Knowledge of the Company, no claim has ever been made by a Governmental Entity in a jurisdiction where any of the Company and its Subsidiaries do not file Tax Returns that it is or may be subject to Taxes in that jurisdiction.

      (e) No federal or state Tax audit or other examination of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified either in writing or, to the Knowledge of the Company, orally of any request for any such federal or state Tax audit or other examination.

      (f) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

      (g) Neither the Company nor any of its Subsidiaries is a party to any agreement with a party other than the Company or any of its Subsidiaries providing for the allocation or payment of Tax liabilities, or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return, which Tax Return includes or included the Company or any of its Subsidiaries.

      (h) Except for the group of which the Company and its Subsidiaries are now presently members, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of
Section 1504 of the Code. None of the Company and its Subsidiaries has any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treas. Reg. 1.1502-6 (or any similar provision of state or local Law relating to Taxes), as a transferee or successor, by contract, or otherwise. There is no excess loss account, deferred intercompany gain or loss, or intercompany items as such terms are defined in the regulations promulgated under the Code, that exist with respect to the Company or any of its Subsidiaries.

      (i) Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

      (j) Except as would not, either individually or in the aggregate, result in a material liability of or to the Company, none of the Company and its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under
Section 481 of the Code (or any corresponding or similar provision of state or local Law relating to Taxes); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state or local Law relating to Taxes) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amounts received on or prior to the Closing Date.

      (k) There is no contract, agreement, plan or arrangement covering any individual or entity treated as an individual included in the business or assets of the Company or its Subsidiaries that, individually or collectively, would give rise to the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by the Company, any of its Subsidiaries, the Purchaser or the Parent, or any payment that would not be deductible by reason of Section 162(m) of the Code or similar provisions of Laws relating to Taxes.

      (l) There are no outstanding rulings of, or requests for rulings with any Tax authority expressly addressed to the Company or its Subsidiaries that are, or if issued, would be binding on the Company or any of its Subsidiaries.

      (m) The only representations and warranties given in respect of Taxes and matters and agreements relating thereto are those contained in this section and none of the other representations and warranties will be deemed to constitute, directly or indirectly a representation and warranty in respect of Taxes and matters or agreements relating thereto.

      SECTION 4.13   CONTRACTS.

      (a) SECTION 4.13(A) of the Company Disclosure Letter lists or describes all of the following to which the Company or any of its Subsidiaries is a party as of the date of this Agreement (collectively, the "COMPANY CONTRACTS"): (i) all agreements, contracts, leases or binding commitments, the performance of which may involve payment or receipt by the Company or any of its Subsidiaries of consideration in excess of $200,000 in any twelve (12) month period; (ii) any indenture, mortgage, promissory note, loan agreement or other agreement or commitment for the borrowing of money by the Company or any of its Subsidiaries;
(iii) any lease, sublease or other agreement pursuant to which it is a lessee of or holds or operates any real or personal property owned by any third party requiring payments in excess of $200,000 over the remaining term of the contract; (iv) any option or other executory agreement or other agreement with remaining obligations thereunder to purchase or acquire any interest in assets or property for more than $200,000 other than in the ordinary course of business; (v) any option or other executory agreement or other agreement with remaining obligations thereunder to sell or dispose of any interest in assets or property for more than $200,000 other than in the ordinary course of business;
(vi) any contract or agreement creating a joint venture or similar arrangement by which the assets, properties, rights, or business is materially affected;
(vii) any guaranty, keepwell, makewhole or similar agreement of or with respect to the obligations of third parties involving in excess of $200,000; (viii) any agreement which restricts the Company from doing business anywhere in the world or limits the business in which it may engage; (ix) any agreement or arrangement under which the Company agrees to indemnify any person or to share Tax liability of any person; (x) any license of material Company Intellectual Property (as defined in SECTION 4.15) (including use of the name of the Company or any similar name) of or by the Company other than in the ordinary course of business; and (xi) any contract or agreement under which the Company has the obligation to issue or sell any security.

      (b) Each Company Contract is a valid, binding and enforceable obligation of the Company, and, to the Knowledge of the Company, of the other party or parties thereto (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing), and to the Knowledge of the Company, each Company Contract is in full force and effect.

      (c) Neither the Company nor, to the Knowledge of the Company any other party thereto, is in breach of or default under any term of any Company Contract or has repudiated any term of any Company Contract, except for such breaches, defaults or repudiations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      (d) The Company has not received any written notice of termination or cancellation with respect to any Company Contract, and to the Knowledge of the Company, no other party to a Company Contract plans to terminate or cancel any such agreement, except for such terminations and cancellations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      SECTION 4.14   EMPLOYEE BENEFIT PLANS.

      (a) SECTION 4.14(A) of the Company Disclosure Letter contains an accurate and complete list of each material "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits and post-employment or retirement benefits (each, an "EMPLOYEE PLAN") which is maintained or contributed to by the Company or any of its Subsidiaries and covers any employee or former employee of the Company or any Company Subsidiary (a "COMPANY EMPLOYEE PLAN").

      (b) Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement or other labor union agreement and, with respect to the Company and its Subsidiaries, (i) to the Knowledge of the Company, there is no union organizing activity currently underway; (ii) as of the date hereof, no complaints of discrimination (including charges relating to sex, age, race, national origin, handicap or veteran status) are pending before any Governmental Entity; and (iii) no organized work stoppage or material labor dispute is pending.

      (c) Each Company Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code and each trust which forms a part of any such Company Employee Plan has received (or is not required to receive) a determination from the United States Internal Revenue Service (the "IRS") that such Company Employee Plan is qualified under Section 401(a) of the Code and that such related trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably adversely affect the qualification of such Company Employee Plan or the exemption from taxation of such related trust.

      (d) No Company Employee Plan is a "defined benefit plan" (as such term is defined in Section 3(35) of ERISA).

      (e) Except as disclosed in SECTION 4.14(E) of the Company Disclosure Letter, no Company Employee Plan will obligate the Company or any of its Subsidiaries to pay any separation, severance, termination or similar benefit as a result of any transaction contemplated by this Agreement or as a result of a change in control or ownership within the meaning of Section 280G of the Code.

      (f) (i) Each Company Employee Plan and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and applicable Law; (ii) neither the Company nor any of its Subsidiaries has incurred any liability under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due); and (iii) there are no pending or, to the Knowledge of the Company, threatened actions, suits, investigations or claims with respect to any Company Employee Plan (other than routine claims for benefits) which could result in any material liability to the Company or any of its Subsidiaries (whether direct or indirect), and to the Knowledge of the Company, there are no facts which could reasonably give rise to (or be expected to give rise to) any such actions, suits, investigations or claims.

      (g) The Company and each of its Subsidiaries has complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA ("COBRA"), and the Company and its Subsidiaries have no obligation under any Company Employee Plan or otherwise to provide health benefits to former employees of the Company or any of its Subsidiaries or any other person, except as specifically required by COBRA.

      (h) Neither the Company nor any of its Subsidiaries has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any Company Employee Plan subject to Title IV of ERISA which is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) (a "MULTIEMPLOYER PLAN"), no such liability has been asserted, and there are no events or circumstances which would reasonably be expected to result in any such partial or complete withdrawal, and neither the Company nor any of its Subsidiaries is bound by any contract or agreement or has any obligation or liability described in Section 4204 of ERISA.

      (i) With respect to each Company Employee Plan, the Company or the appropriate Company Subsidiary has made available to the Parent true, complete and correct copies of (to the extent applicable) (i) all documents pursuant to which such Company Employee Plans are maintained, funded and administered; (ii) the most recent annual report (Form 5500 series) filed with the IRS (with applicable attachments); (iii) the most recent financial statements; (iv) the most recent actuarial valuation of benefit obligations; and (v) the most recent determination letter received from the IRS and the most recent application to the IRS for such determination letter.

      SECTION 4.15 INTELLECTUAL PROPERTY. SECTION 4.15 of the Company Disclosure Letter lists all trademarks, service marks and trade names of the Company and its Subsidiaries. The Company and its Subsidiaries (a) own all right, title and interest in and to all such trademarks, service marks and trade names, including any registrations therefore and the goodwill associated therewith, which trademarks, service marks and trade names are all of the trademarks, service marks and trade names necessary for the Company and its Subsidiaries to carry on their respective businesses as currently conducted, and
(b) have adequate rights to use all patents, copyrights, trade secrets and other intellectual property rights (the items listed in (a) and (b) being collectively referred to herein as, the "COMPANY INTELLECTUAL PROPERTY") necessary to carry on their respective businesses as currently conducted, except where the failure to own or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the use by the Company of the Company Intellectual Property does not conflict with the rights of others, other than such as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      SECTION 4.16 CUSTOMERS. SECTION 4.16 of the Company Disclosure Letter sets forth (a) a list of the twenty (20) largest customers of the Company for the year ended December 31, 2001 and the amount of business transacted with such customers during such year, and (b) a list of the twenty (20) largest customers of the Company for the six-month period ended June 30, 2002 and the amount of business transacted with such customers during such six-month period.

      SECTION 4.17   BROKERS' FEES; OPINION OF FINANCIAL ADVISOR.

      (a) Except for William Blair & Co. L.L.C. (the "FINANCIAL ADVISOR"), there is no investment banker, broker or finder that has been retained by, or is authorized to act on behalf of, the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Parent or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

      (b) The Company has received the opinion of the Financial Advisor, to the effect that, as of the date hereof and based on and subject to the assumption, qualifications and limitations of such opinion, the Merger Consideration to be received by holders of Company Shares is fair to such holders from a financial point of view.

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                            THE PARENT AND PURCHASER

      The Parent and the Purchaser represent and warrant to the Company that:

      SECTION 5.1 CORPORATE EXISTENCE AND POWER. Each of the Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted. Each of the Parent and the Purchaser is duly qualified or licensed to conduct business as a foreign corporation in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Parent (a "PARENT MATERIAL ADVERSE EFFECT"). Since the date of its incorporation, the Purchaser has not engaged in any activities other than in connection with or as contemplated by this Agreement.

      SECTION 5.2 CORPORATE AUTHORIZATION; APPROVALS. The execution, delivery and performance by the Parent and the Purchaser of this Agreement and the consummation by the Parent and the Purchaser of the transactions contemplated hereby are within the Parent's and the Purchaser's corporate powers and have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of the Parent and the Purchaser, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing).

      SECTION 5.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Parent and the Purchaser of this Agreement and the consummation by the Parent and the Purchaser of the transactions contemplated hereby do not require any filing or registration with, notification to, or authorization, consent or approval of any Governmental Entity, other than (a) the filing of (i) the Certificate of Merger in accordance with the Delaware Act and (ii) appropriate documents with the relevant authorities of other states or jurisdictions in which the Parent or the Purchaser is qualified to do business;
(b) compliance with any applicable requirements of the Antitrust Laws; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such actions as may be required under any applicable state securities or blue sky laws; and (e) such other actions or filings that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have either a Parent Material Adverse Effect, or to prevent or materially impair the ability of the Parent and the Purchaser to consummate the transactions contemplated by this Agreement.

      SECTION 5.4 NON-CONTRAVENTION. The execution, delivery and performance by the Parent and Purchaser of this Agreement and the consummation by the Parent and the Purchaser of the transactions contemplated hereby do not contravene or conflict with the Parent's and the Purchaser's certificate of incorporation or bylaws.

      SECTION 5.5 ADEQUATE CASH RESOURCES. The Parent has adequate resources for obtaining and providing the aggregate Merger Consideration in cash in the amount and at the time required under this Agreement.

      SECTION 5.6 NO CAPITAL OWNERSHIP IN THE COMPANY. Neither the Parent nor any of its Subsidiaries owns any Company Shares.

      SECTION 5.7 INFORMATION TO BE SUPPLIED. The information to be supplied by the Parent and the Purchaser expressly for inclusion or incorporation by reference in the Schedule 14D-9 and the Proxy Statement will comply with the applicable provisions of SECTION 6.3(D). The Offer Documents will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Parent and the Purchaser make no representations or warranties with respect to any information supplied by, or related to, the Company or any of its advisors that is contained in, or incorporated by reference into, any of the foregoing documents.

                                   ARTICLE VI
                                    COVENANTS

      SECTION 6.1    COMMERCIALLY REASONABLE EFFORTS.

      (a) Subject to the terms and conditions hereof, each party will use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable, provided that nothing in this section will require the Company to take any action which would be inconsistent with the fiduciary duties of its Board of Directors as such duties would exist under applicable Law in the absence of this section.

      (b) In connection with and without limiting the foregoing, the Company, the Parent and the Purchaser will (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, the Offer, this Agreement or any of the other transactions contemplated hereby and (ii) if any such statute or regulation becomes applicable hereto, take all action reasonably necessary to ensure that the Merger, the Offer and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize or eliminate the effect of such statute or regulation on the Merger, the Offer and the other transactions contemplated by this Agreement. The Company, the Parent and the Purchaser will each furnish to one another and to their respective counsel all such information as may be required in order to accomplish the foregoing actions.

      SECTION 6.2 INTERIM OPERATIONS. Except as set forth in SECTION 6.2 of the Company Disclosure Letter or as otherwise expressly contemplated or permitted hereby, without the prior written consent of the Parent, from the date hereof until the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and will use commercially reasonable efforts to preserve intact its present business organization; provided, however, that neither the Company nor any of its Subsidiaries will be required to take, or omit to take, any action that would reasonably be expected to result in a violation of Law, or cause a termination of or material breach of or default under any material Company Contract. Without limiting the generality of the foregoing, except as set forth in SECTION 6.2 of the Company Disclosure Letter or as otherwise expressly contemplated or permitted by this Agreement, from the date hereof until the Effective Time, without the prior written consent of Parent, the Company will not, nor will it permit any of its Subsidiaries to:

      (a)   amend its certificate of incorporation or bylaws;

      (b) split, combine or reclassify any shares of capital stock of the Company or any less-than-wholly-owned Subsidiary or declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Company Shares or any other Company capital stock, or redeem, repurchase or otherwise acquire any equity or equity related securities of the Company or any of its Subsidiaries;

      (c) issue, deliver or sell any shares of Company capital stock of any class or series or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible or exchangeable securities, other than in connection with the issuance of Company Shares upon the exercise of Company Options in accordance with their current terms or as contemplated by this Agreement;

      (d) amend any material term of any outstanding security of the Company or any Subsidiary;

      (e) other than in connection with transactions permitted by (f) below, incur any capital expenditures or any obligations or liabilities in respect thereof, except for those incurred in the ordinary course of business of the Company and its Subsidiaries consistent with past practices, and which do not exceed $100,000 in the aggregate;

      (f) acquire (whether pursuant to merger, stock or asset purchase or otherwise) any assets (including any equity interests) having a fair market value in excess of $100,000;

      (g) sell, lease, encumber or otherwise dispose of any material assets, other than sales in the ordinary course of business consistent with past practice or dispositions of equipment and property no longer necessary for the operation of the business of the Company and its Subsidiaries;

      (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others;

      (i) (i) except as required by Law or an agreement or policy existing on the date hereof that is specifically listed or described in SECTION 6.2 of the Company Disclosure Letter, increase the amount of compensation of any employee, director or executive officer or make any increase in or commitment to increase any employee health, welfare or retirement benefits, (ii) except as required by applicable Law or an agreement or policy existing on the date hereof that is specifically listed or described in SECTION 6.2 of the Company Disclosure Letter, grant any severance or termination pay or rights to any director, officer or employee of the Company or any Subsidiary, or (iii) adopt any additional Company Employee Plan or, except in the ordinary course of business consistent with past practice or as required by Law, make any contribution to any existing such plan;

      (j) change the Company's methods of accounting in effect at December 31, 2001, except as required by concurrent changes in GAAP or Regulation S-X of the Exchange Act;

      (k)   enter any new line of business;

      (l) make expenditures or incur obligations with respect to the matters referenced in this subsection (l) prior to the Consummation of the Offer (i) in excess of the aggregate amounts set forth in SECTION 6.2(L)(I) of the Company Disclosure Letter for (A) the fees of the Financial Advisor referenced in
SECTION 4.17, (B) the legal, accounting and similar fees and expenses in connection with the Consummation of the Offer, and (C) for the insurance referred to in SECTION 6.5(C); and (ii) in excess of the aggregate amounts set forth in SECTION 6.2(L)(II) of the Company Disclosure Letter for employee, officer and director severance or termination payments with respect to the employee categories identified in, and as specifically provided in SECTION 6.2 of the Company Disclosure Letter;

      (m) enter into any material real property or equipment lease or similar transaction pursuant to which the Company would make or incur a material expense; or

      (n)   agree, resolve or commit to do any of the foregoing;

provided that the foregoing limitations in clauses (d), (f), (g) and (h) will not apply to any action, transaction or event occurring exclusively between the Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries. If the Company (y) makes expenditures or incurs obligations prior to the Consummation of the Offer aggregating $100,000 or more in excess of the amounts provided for in SECTIONS 6.2(E), (F) and (L)(I), or (z) makes expenditures or incurs obligations prior to the Consummation of the Offer aggregating $100,000 or more in excess of the amount provided for in SECTION 6.2(L)(II), the Parent may deem each such breach, failure, expenditure or incurrence to be a Company Material Adverse Effect.

      SECTION 6.3    COMPANY STOCKHOLDER MEETING; CERTAIN FILINGS.

      (a) If, after the Consummation of the Offer the Merger cannot be consummated under Section 253 of the Delaware Act in accordance with SECTION 2.7, the Company will:

            (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") for the purpose of obtaining the Company Stockholder Approval;

            (ii) prepare and file with the SEC a preliminary proxy or information statement in accordance with the Exchange Act relating to the Merger and this Agreement, and use commercially reasonable efforts to obtain and furnish the information required to be included therein by the Exchange Act and the SEC and, after consultation with the Parent, respond promptly to any comments made by the SEC with respect thereto, and to cause a definitive proxy or information statement (including any amendment or supplement thereto, the "PROXY STATEMENT"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with the Parent and its counsel. The Proxy Statement will include the recommendation of the Company's Board of Directors that the stockholders of the Company approve and adopt this Agreement and the Merger (the "COMPANY RECOMMENDATION"); and

            (iii) take all action necessary and advisable to secure the Company Stockholder Approval, including, if necessary, using commercially reasonable efforts to solicit proxies from its stockholders.

      (b) In the event a Company Stockholder Meeting is required under applicable Law in order to consummate the Merger, the Parent will provide the Company with the information concerning the Parent and the Purchaser required to be included in the Proxy Statement, and will vote or cause to be voted all Company Shares held by the Parent or its Subsidiaries in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. In addition, each of the Parent and the Purchaser agrees that from (and including) the Consummation of the Offer through the Effective Time, it will not sell, transfer, pledge, assign, exchange or otherwise dispose of any Company Shares, including those purchased in the Offer.

      (c) The information that is supplied by the Company expressly for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy

Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at, (i) with respect to the Offer Documents, the time the Offer Documents are filed with the SEC, (ii) with respect to the Schedule 14D-9, the time the Schedule 14D-9 is filed with the SEC, and (iii) with respect to the Proxy Statement, the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, the time of the Company Stockholder Meeting or the Effective Time.

      (d) The information that is supplied by the Parent expressly for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at, (i) with respect to the Offer Documents, the time the Offer Documents are filed with the SEC, (ii) with respect to the Schedule 14D-9, the time the Schedule 14D-9 is filed with the SEC, and (iii) with respect to the Proxy Statement, the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, the time of the Company Stockholder Meeting or the Effective Time.

      (e) If at any time prior to the Effective Time, the Company or the Parent discovers any information relating to either party or any of their respective officers or directors that should be set forth in an amendment or supplement to the Offer Documents, the Schedule 14D-9 or the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly provide written notice to the other parties hereto and the parties will jointly prepare an appropriate amendment or supplement describing such information that will be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.

      SECTION 6.4    ACQUISITION PROPOSALS.

      (a) Each of the Company and its Subsidiaries shall, and shall use commercially reasonable efforts to cause its Affiliates and each of their respective directors, officers, employees, agents and representatives (collectively, the "COMPANY REPRESENTATIVES"), to immediately cease all existing discussions or negotiations with any other Person conducted heretofore with respect to any offer or proposal for, or indication of interest in, a merger, consolidation, stock exchange, tender offer, exchange offer, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries, any purchase of 20% or more of the assets of the Company and its Subsidiaries taken as a whole, or 20% or more of the Company Shares or capital stock of any of the Company's Subsidiaries, other than the transactions contemplated by this Agreement (each, an "ACQUISITION PROPOSAL"). Each of the Company and its Subsidiaries shall not take, and shall cause each of the Company Representatives not to take, any action (i) to solicit, initiate or knowingly facilitate or encourage, directly or indirectly, the making or submission of any Acquisition Proposal, (ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, other than a confidentiality agreement, or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iii) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than the Parent or the Purchaser) in furtherance of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, (iv) to knowingly facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or (v) to grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company or any of its affiliates or representatives; provided, however, that prior to the purchase by the Parent or the Purchaser of the Company Shares pursuant to the Offer, the Company's Board of Directors may, in response to a bona fide, unsolicited Acquisition Proposal that it determines in good faith (after consulting with its financial advisor) is reasonably likely to result in or lead to a bona fide, written Acquisition Proposal that is on terms that the Company's Board of Directors determines in good faith would, or is reasonably likely to, result in a transaction that is more favorable to its stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of the offeror) than the transactions contemplated hereby (a "SUPERIOR PROPOSAL"), (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Superior Proposal pursuant to a confidentiality agreement, and (B) participate in discussions or negotiations with the Person making such Superior Proposal. Nothing herein will prohibit the Company from requesting clarification from any third party that makes a bona fide unsolicited Acquisition Proposal if such action is taken solely for the purpose of obtaining information reasonably necessary for the Company to determine whether such Acquisition Proposal is, or is reasonably likely to result in or lead to, a Superior Proposal. The Parent acknowledges that prior to the date of this Agreement, the Company has solicited or caused to be solicited by the Financial Advisor indications of interest and proposals for an Acquisition Proposal.

      (b) The Company's Board of Directors will not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent, the Company Recommendation, unless the Company's Board of Directors determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with their fiduciary duties to the stockholders of the Company under applicable Laws, and unless the Company first gives the Parent three (3) business days written notice of the material terms and provisions of any Superior Proposal, during which three (3) day period the Parent may submit a revised proposal that matches or exceeds the Superior Proposal. If at the end of such three (3) day period the Company's Board of Directors continues to reasonably believe in good faith, after receiving the advice of outside legal counsel, that an Acquisition Proposal continues to be a Superior Proposal, and the Company has satisfied its obligations pursuant to SECTIONS 8.4 and 8.5, then the Company may withdraw the Company Recommendation by written notice to the Parent.

      (c) Unless the Company's Board of Directors has previously withdrawn or modified, or is concurrently withdrawing or modifying, the Company Recommendation in accordance with this section, the Company's Board of Directors will not recommend any Acquisition Proposal to the Company stockholders. Notwithstanding the foregoing, nothing contained in this Agreement will prevent the Company's Board of Directors from complying with Rule 14e-2(a) or Rule 14d-9 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure required by applicable Law.

      SECTION 6.5    DIRECTOR AND OFFICER LIABILITY.

      (a) From and after the Closing Date, the Parent will cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (collectively, the "INDEMNIFIED PARTIES") from and against all losses, claims, damages and expenses (including reasonable attorney's fees and expenses) arising out of or relating to actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time to the fullest extent permitted from time to time by the Delaware Act.

      (b) Any initial determination required to be made with respect to whether any Indemnified Party may be entitled to indemnification will, if requested by such Indemnified Party, be made by independent legal counsel selected by the Indemnified Party and reasonably satisfactory to the Surviving Corporation.

      (c) For a period of six (6) years after the Closing Date, the Parent will use commercially reasonable efforts to cause to be maintained in effect policies of directors and officers liability insurance and fiduciary liability insurance substantially equivalent in scope and amount of coverage to the policies maintained by the Company as of the date hereof with respect to claims arising from or relating to actions or omissions, or alleged actions or omissions, occurring on or prior to the Effective Time; provided, that the Parent will not be obligated to make annual premium payments with respect to such policies of insurance to the extent that such premiums exceed 200% of the last annual premium paid by the Company prior to the date of this Agreement. If the annual premium costs necessary to maintain such insurance coverage exceed the foregoing amount, the Parent will use commercially reasonable efforts to maintain the most advantageous policies of directors and officers liability insurance and fiduciary liability insurance reasonably obtainable for an annual premium not exceeding the foregoing amount, provided that the Indemnified Parties may be required to make application and provide customary representations and warranties to the insurance carrier for the purpose of obtaining such insurance.

      (d) Subject to the remainder of this section, to the fullest extent permitted from time to time under the Delaware Act, the Parent will cause the Surviving Corporation to pay on an as-incurred basis the reasonable fees and expenses of each Indemnified Party (including reasonable attorney's fees and expenses) in advance of the final disposition of any action, suit, proceeding or investigation that is the subject of the right to indemnification, subject to the receipt of satisfactory undertakings to reimburse the Surviving Corporation in the event such Indemnified Party is not entitled to indemnification.

      (e) The provisions providing for director and officer indemnification, abrogation of liability and advancement of expenses set forth in the certificate of incorporation or bylaws of the Company or any other applicable existing agreement in effect as of the date hereof, will apply to each Indemnified Party with respect to all matters occurring on or prior to the

Effective Time. The foregoing will not be deemed to restrict the right of the Surviving Corporation to modify the provisions of its certificate of incorporation relating to director and officer indemnification, abrogation of liability or advancement of expenses with respect to events or occurrences after the Closing Date, but such modifications will not adversely affect the rights of the Indemnified Parties hereunder. The Parent will cause the Surviving Corporation to honor the provisions of this subsection (e).

      (f) Subject to any requirements pursuant to applicable insurance policies that might conflict with the provisions of this subsection, in the event any action, suit, investigation or proceeding is brought against any Indemnified Parties and under applicable standards of professional conduct there is a conflict of interest on any significant issue between the position of the Parent (or the Surviving Corporation) and an Indemnified Party, the Indemnified Parties may retain counsel, which counsel will be reasonably satisfactory to the Parent, and the Parent will cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that (i) the Parent or the Surviving Corporation will have the right to assume the defense thereof (which right will not affect the right of the Indemnified Parties to be reimbursed for separate counsel as specified in the preceding sentence); (ii) the Parent and the Indemnified Parties will cooperate in the defense of any such matter; and (iii) neither the Parent nor the Surviving Corporation will be liable for any settlement effected without its prior written consent which requires either such party to pay any sum of money.

      (g) Upon learning of any loss, claim, damage or expense that may give rise to a claim for indemnity hereunder, any Indemnified Party will promptly notify the Parent thereof in writing, but any failure to give such notice will not affect the indemnification obligations of any party under this section unless such failure jeopardizes or prejudices the Parent or the Surviving Corporation in any material respect.

      (h) The rights of each Indemnified Party hereunder will be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Surviving Corporation or any of their respective Subsidiaries, under the Delaware Act, under agreements in effect as of the date hereof or otherwise. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this section will survive the consummation of the Merger, and each Indemnified Party will, for all purposes, be a third party beneficiary of the covenants and agreements contained in this section and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent and the Surviving Corporation.

      SECTION 6.6    EMPLOYEE BENEFITS.

      (a) During the period commencing on the date of the Effective Time and ending on the first anniversary thereof, the Parent will provide (or will cause the Surviving Corporation to provide) employees that were employees of the Company and its Subsidiaries immediately prior to the Effective Time ("COMPANY EMPLOYEES") with salary equivalent to that provided by the Company and its Subsidiaries to such employees immediately prior to the Effective Time, and with benefits under the Employee Plans of the Parent that are no less favorable in the aggregate than those provided by the Parent to the employees of the Parent and its Subsidiaries (including, without limitation, benefits pursuant to retirement plans, medical, vacation, dental, disability and life insurance plans and programs and bonus and incentive compensation plans). For purposes of all Employee Plans of the Parent, the Parent will recognize (or cause to be recognized) service with the Company and its Subsidiaries and any predecessor entities (and any other service credited by the Company under similar benefit plans) for all purposes (including, without limitation, for vesting, eligibility to participate, severance and benefit accrual, other than benefit accrual under a defined benefit plan).

      (b) From and after the Effective Time, the Parent will, and will cause its Subsidiaries to, waive any pre-existing condition limitations and credit any deductibles and out-of-pocket expenses that are applicable and/or covered under the Company Employee Plans, that are incurred by the employees and their beneficiaries during the portion of the calendar year prior to participation in the Employee Plans of the Parent.

      (c) The provisions of this section will not create in any Company Employee any rights to employment or continued employment with the Parent or the Surviving Corporation or any of their respective Subsidiaries or Affiliates.

      SECTION 6.7 PUBLIC ANNOUNCEMENTS. The initial press release announcing the transactions contemplated by this Agreement will be the Joint Press Release. Thereafter, the Parent and the Company will consult with one another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement, and except as may be required by fiduciary duties, applicable Law or by the rules and regulations of the Nasdaq Stock Market, will not issue any such press release or make any such announcement prior to such consultation.

      SECTION 6.8 ACCESS TO INFORMATION. The Company covenants and agrees that it will afford to the Parent and its representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties upon reasonable prior notice and shall use commercially reasonable efforts to make its directors, management, other employees and authorized representatives (including counsel and independent public accountants) available to confer with the Parent and its authorized representatives (provided that the Parent shall give the Chief Executive Officer of the Company reasonable notice) and, during such period, the Company will (a) make available all papers and records of the Company relating to the assets, properties, operations, obligations and liabilities of the Company, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees' and stockholders' meetings, organizational documents, bylaws, Company Contracts, filings with and communications from any Governmental Entity, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects as the Parent may from time to time reasonably request, and (b) promptly furnish to the Parent all other information concerning its business, properties and personnel as the Parent may reasonably request provided that the provision of such materials does not require the expenditure of a material amount of resources by the Company. Throughout the period prior to the Effective Time, the Company will cause one or more of its designated representatives to be available to confer on a reasonably frequent basis with representatives of the Parent and to report the general status of the ongoing operations of the Company and its Subsidiaries. Any information disclosed will be subject to the provisions of the Confidentiality Agreement. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any actions pursuant to this section that might (x) result in a violation of Law or breach or conflict with any material Company Contract, or (y) result in the loss of any attorney/client privilege.

      SECTION 6.9 NOTICE OF DEVELOPMENTS. The Company and the Parent will give prompt written notice to the other of the occurrence of any event that would reasonably be expected to result in a Material Adverse Effect on either party. Each of the Company and the Parent will give prompt written notice to the other of the occurrence or failure to occur of an event that would, or, with the lapse of time would reasonably be expected to cause any condition to the consummation of the Merger not to be satisfied.

      SECTION 6.10 PARENT'S BOARD OF DIRECTORS. Promptly after the Effective Time, the Parent will take all action necessary to cause Mark A. Tebbe to be elected or appointed a member of the Parent's Board of Directors, including, if necessary, increasing the size of the Parent's Board of Directors and appointing Mark A. Tebbe to the vacancy created thereby.

      SECTION 6.11 FURTHER ASSURANCES. Prior to the Closing Date, each of the parties will (a) give all required notices to third parties and Governmental Entities and will use commercially reasonable efforts to obtain all third party and governmental consents and approvals that it is required to obtain in connection the consummation of the transactions contemplated by this Agreement and (b) use commercially reasonable efforts to prevent any preliminary or permanent injunction or other order by a Governmental Entity that seeks to modify, delay or prohibit the consummation of the transactions contemplated by this Agreement and, if issued, to appeal any such injunction or order through the appellate court or body for the relevant jurisdiction. Within five (5) business days following the execution of this Agreement, each of the parties will file any required Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its respective commercially reasonable efforts to obtain early termination of the applicable waiting period under all Antitrust Laws, and will take all further actions and make all further filings pursuant to the Antitrust Laws that may be necessary, proper or advisable. In connection with the foregoing, each party (y) will promptly notify the other party in writing of any communication received by that party or its Affiliates from any Governmental Entity, and subject to applicable Law, provide the other party with a copy of any such written communication (or written summary of any oral communication), and (z) not participate in any substantive meeting or discussion with any Governmental Entity in respect of any filing, investigation or inquiry concerning the transactions contemplated by this Agreement unless it consults with the other party in advance, and to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate thereat.

                                   ARTICLE VII
                  CONDITIONS TO THE CONSUMMATION OF THE MERGER

      SECTION 7.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of each party to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived by the written agreement of the parties:

      (a) if required by applicable Law, the Company will have obtained the Company Stockholder Approval;

      (b)   Consummation of the Offer will have occurred; and

      (c) no order, decree, ruling, judgment or injunction will have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction that prohibits the Merger and the consummation of the transactions contemplated by this Agreement substantially on the terms contemplated hereby, and continue to be in effect.

      SECTION 7.2 FRUSTRATION OF CLOSING CONDITIONS. Neither the Company, the Parent nor the Purchaser may rely on the failure of any condition set forth in
SECTION 7.1, to be satisfied if such party's breach of this Agreement has been a principal reason that such condition has not been satisfied.

                                  ARTICLE VIII
                                   TERMINATION

      SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

      (a) by mutual written agreement of the Parent and the Company, provided that any such agreement that occurs after the Consummation of the Offer must have been duly and unanimously authorized by all of the Independent Directors;

      (b)   by either the Parent or the Company, if:

            (i) the Consummation of the Offer has not occurred by the Outside Date, provided that the party seeking to terminate this Agreement pursuant to this clause has not breached in any material respect its obligations under this Agreement in any manner that has contributed to the failure of the Consummation of the Offer on or before the Outside Date;

            (ii) (A) there is any Law that prohibits or makes the Consummation of the Offer or the Merger illegal, or if an order, decree, ruling, judgment or injunction has been entered by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling, judgment or injunction has become final and non-appealable, and (B) the party seeking to terminate this Agreement pursuant to this clause has used its respective commercially reasonable efforts to resist, resolve or remove such Law, order, decree, ruling, judgment or injunction; or

            (iii) at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval has not been obtained, if required by applicable Law, unless such failure to obtain the Company Stockholder Approval is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

      (c)   by the Company prior to the Consummation of the Offer if:

            (i) the Parent or the Purchaser (A) fails to commence the Offer within the period of time specified in SECTION 1.1(A) or (B) makes any change to the Offer in contravention of the provisions of this Agreement;

            (ii) (A) the representations and warranties of the Parent and/or the Purchaser contained in ARTICLE V of this Agreement fail to be true and correct in any material respect either (x) as of the date referred to in any representation or warranty that addresses matters as of a particular date or (y) as to all other representations and warranties, as of the date of determination, or (B) the Parent or the Purchaser materially breaches or materially fails to perform its covenants and other agreements contained herein; provided that, in each of the foregoing clauses (A) and (B), such breach or failure cannot be or has not been cured in all material respects within ten (10) days after the Company's written notice thereof to the Parent or the Purchaser; or

            (iii) the Company's Board of Directors has withdrawn the Company Recommendation or has recommended or entered into a definitive agreement with respect to a Superior Proposal in accordance with SECTION 6.4;

      (d)   by the Parent prior to the Consummation of the Offer, if:

            (i) the representations and warranties of the Company contained in ARTICLE IV of this Agreement fail to be true and correct in any respect that causes a failure of the conditions set forth in clause (ii) of ANNEX I, which breach or failure cannot be or has not been cured in all material respects within ten (10) days after the Parent's written notice thereof to the Company; or

            (ii) the Company's Board of Directors has withdrawn the Company Recommendation or has recommended or entered into a definitive agreement with respect to a Superior Proposal.

      SECTION 8.2 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to SECTION 8.1 above, all rights and obligations of the parties hereunder will terminate without any liability of any party to any other party, except for any liability of any party then in breach, provided that the provisions of this section, SECTION 8.3, ARTICLE IX, the final sentence of
SECTION 1.2(A), and the final sentence of SECTION 6.8 of this Agreement will remain in full force and effect and survive any termination of this Agreement.

      SECTION 8.3 FEES AND EXPENSES. Except as set forth in SECTION 8.4, all fees and expenses incurred in connection with the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated. The Parent will be solely responsible for payment of all
(i) applicable filing fees payable in connection with the filing of the Offer Documents; (ii) expenses relating to the preparation (other than the fees of auditors and counsel to the Company), filing, printing and distribution of the Offer Documents, the Schedule 14D-9 and the Proxy Statement; and (iii) applicable filing fees payable in connection with any filing with respect to the Antitrust Laws.

      SECTION 8.4 TERMINATION FEE AND EXPENSE REIMBURSEMENT. Notwithstanding any other provision of this Agreement:

      (a) if this Agreement is validly terminated pursuant to SECTION 8.1(C)(III) or SECTION 8.1(D)(II), then the Company shall (i) pay to the Parent a fee of $750,000 (the "TERMINATION FEE"), and (ii) reimburse up to an aggregate of $500,000 for the Parent's documented out-of-pocket expenses in connection with the transactions contemplated by this Agreement (the "EXPENSE REIMBURSEMENT"); and

      (b) if this Agreement is validly terminated pursuant to SECTION 8.1(D)(I), then (i) the Company shall pay to the Parent the Expense Reimbursement, and, if (ii)(A) prior to such termination there exists an Acquisition Proposal (whether or not such offer or proposal has been rejected or has been withdrawn prior to the time of such termination), and (B) within six
(6) months of such termination, the Company or any of its Subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, that Acquisition Proposal (which, solely for purposes of this clause (B) shall mean an "Acquisition Proposal" as defined in SECTION 6.4(A), except that all references therein to "20%" shall be deemed instead to be "50%"), then upon the signing of a definitive agreement relating to such Acquisition Proposal, or, if no such agreement is signed, then upon consummation of any such Acquisition Proposal, the Company shall pay to the Parent the Termination Fee.

      SECTION 8.5 OTHER TERMINATION FEE AND EXPENSE REIMBURSEMENT MATTERS. The Company shall make all payments required by SECTION 8.4 promptly (and in any event within two (2) business days of receipt by the Company of written notice from the Parent) by wire transfer of immediately available funds to an account designated by the Parent in writing. The Company acknowledges that the agreements regarding the Termination Fee and Expense Reimbursement contained in this Agreement are an integral part of the transactions contemplated hereby, and that in the absence of such agreements, the Parent and the Purchaser would not have entered into this Agreement. The parties hereby agree and acknowledge that, except in the event of a breach by the Company of SECTION 6.4 or a willful material breach by the Company of any of the representations or warranties set forth in ARTICLE IV or any of the other covenants set forth in ARTICLE VI, the amounts payable pursuant to SECTION 8.4 will constitute liquidated damages and not a penalty and will be the sole and exclusive remedy for any loss, liability, damage or claim arising out of or related to any termination of this Agreement on the bases specified in this ARTICLE VIII.

                                   ARTICLE IX
                                  MISCELLANEOUS

      SECTION 9.1 NONSURVIVAL OF REPRESENTATIONS. None of the representations and warranties contained in this Agreement or in any certificate, instrument or other writing delivered pursuant to this Agreement will survive the Merger or the termination of this Agreement. Only the covenants contained in ARTICLE I,
ARTICLE II and ARTICLE IX, and SECTIONS 6.5, 6.6 and 8.4 will survive the Effective Time.

      SECTION 9.2 SPECIFIC PERFORMANCE. Except under such circumstances as shall cause a Termination Fee to become payable, the parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms, and it is accordingly agreed that the parties will be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 9.3 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      SECTION 9.4 AMENDMENT. This Agreement may be amended in accordance with its terms by the execution and delivery of a written instrument by or on behalf of the Parent, the Purchaser and the Company at any time before or after the Company Stockholders Approval, provided that after obtaining the Company Stockholder Approval, no amendment to this Agreement will be made without the approval of the stockholders of the Company if and to the extent such approval is required under the Delaware Act.

      SECTION 9.5 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      SECTION 9.6 EXTENSION OF TIME; WAIVER. Except as set forth elsewhere in this Agreement, at any time prior to the Effective Time, the parties may extend the time for performance of or waive compliance with any of the covenants, agreements or conditions of the other parties to this Agreement, and may waive any breach of the representations or warranties of such other parties. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

      SECTION 9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all such counterparts taken together will constitute one and the same Agreement.

      SECTION 9.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and will not constitute a part of this Agreement.

      SECTION 9.9 NOTICES. Any notice, request, instruction or other document to be given hereunder will be in writing and delivered personally or sent by registered or certified mail (postage prepaid) or by facsimile, according to the instructions set forth below. Such notices will be deemed given: at the time delivered by hand, if personally delivered; three business days after being sent by registered or certified mail; and at the time when receipt is confirmed by the receiving facsimile machine if sent by facsimile:

            if to the Parent or the Purchaser, to:

            SBI And Company
            2825 East Cottonwood Parkway, Suite480
            Salt Lake City, Utah  84121
            Attention:  Chief Financial Officer
            Facsimile:  (801) 733-3201

            with a copy (which will not constitute
            notice) to:

            Parr Waddoups Brown Gee & Loveless
            185 South State Street, Suite 1300
            Salt Lake City, Utah  84111
            Attention:  Kent W. Larsen
            Facsimile:  (801) 532-7750

            if to the Company, to:

            Lante Corporation
            600 West Fulton, Suite 400
            Chicago, Illinois  60661
            Attention:  Chief Financial Officer
            Facsimile:  (312) 696-5013

            with a copy (which will not constitute
            notice) to:

            Jenner & Block, LLC
            One IBM Plaza
            Chicago, Illinois  60611
            Attention:  Thaddeus J. Malik
            Facsimile:  (312) 840-7313

or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the preceding.

      SECTION 9.10 NO THIRD-PARTY BENEFICIARIES. Except as provided pursuant to SECTION 2.9, SECTION 6.5 and SECTION 6.6, the terms and provisions of this Agreement will not confer third-party beneficiary rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

      SECTION 9.11 ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement, the Company Disclosure Letter and the other documents referred to herein collectively constitute the entire agreement among the parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

      SECTION 9.12 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

      SECTION 9.13 CONSENT TO JURISDICTION. Each of the parties to this Agreement consents to submit to the personal jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement agrees not to assert in any action or proceeding arising out of relating to this Agreement that the venue is improper, and waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

      SECTION 9.14 GOVERNING LAW. THIS AGREEMENT AND THE COMPANY DISCLOSURE LETTER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

      SECTION 9.15 COMPANY DISCLOSURE LETTER. The representations and warranties of the Company set forth in this Agreement are made and given subject to the disclosures contained in the Company Disclosure Letter. The Company will not be or be deemed to be in breach of any such representations and warranties (and no claim will lie in respect thereof) in respect of any such matter so disclosed in the Company Disclosure Letter. Where only brief particulars of a matter are set out or referred to in the Company Disclosure Letter, or a reference is made only to a particular part of a disclosed document, full particulars of the matter and the full contents of the document are deemed to be disclosed. The specific disclosures set forth in the Company Disclosure Letter have been organized to correspond to section references in this Agreement to which the disclosure may be most likely to relate, but such disclosure will apply to and will be deemed to be disclosed for the purposes of this Agreement generally, and will be deemed to be exceptions to or modifications or qualifications of all of the representations and warranties contained herein to the extent applicable. The Parent will be deemed to be aware of and there are deemed to have been disclosed to the Parent as if herein set forth (a) all matters fairly disclosed or referred to or contained in this Agreement and in all documents specifically referred to therein, and (b) the contents of and all matters referred to in the documents specifically listed in the Company Disclosure Letter. In the event that there is any inconsistency between this Agreement and matters disclosed in the Company Disclosure Letter, information contained in the Company Disclosure Letter will prevail and will be deemed to be the relevant disclosure.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     LANTE CORPORATION

                                     By:       /s/ C. Rudy Puryear
                                               ---------------------------------

                                     Its:      Chief Executive Officer
                                               ---------------------------------


                                     SBI AND COMPANY

                                     By:       /s/ L. Tim Pierce
                                               ---------------------------------

                                     Its:      Executive Vice President
                                               ---------------------------------


                                     SBI ACQUISITION CORP.

                                     By:       /s/ L. Tim Pierce
                                               ---------------------------------

                                     Its:      Executive Vice President
                                               ---------------------------------

                                     ANNEX I
                                     -------

                         CERTAIN CONDITIONS OF THE OFFER

      Notwithstanding any other provision of the Offer, the Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) promulgated under the Exchange Act (relating to the Purchaser's obligations to pay for or return tendered Company Shares promptly after termination or withdrawal of the Offer), pay for any Company Shares tendered pursuant to the Offer, and may (subject to SECTION
1.1 of the Agreement) terminate or amend the Offer in accordance with the Agreement; if immediately prior to any scheduled or extended expiration date of the Offer (a) the Minimum Condition will not have been satisfied, (b) the applicable waiting period, if any, under the HSR Act will not have expired or been terminated or (c) any of the following conditions exists as of the expiration date of the Offer:

      (i) any order, decree, ruling, judgment, injunction, statute, rule or regulation has been promulgated, entered, enforced, enacted or issued by any Governmental Entity of competent jurisdiction, that has the effect of (A) prohibiting or materially limiting the ownership or operation by the Company, the Parent, the Purchaser or any of their Subsidiaries of all or any material portion of the business or assets of the Company or any of its Subsidiaries or compelling the Company, the Parent, the Purchaser or any of their Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, the Parent, the Purchaser or any of their Subsidiaries, (B) prohibiting or making illegal the Consummation of the Offer or consummation of the Merger or the other transactions contemplated by the Agreement, or (C) materially limiting the rights of ownership of the Parent, the Purchaser or any other Affiliate of the Parent with respect to the Company Shares; provided that the Parent and the Purchaser will have used commercially reasonable efforts to resist, resolve, defend against or lift, as applicable, such order, decree, ruling, judgment, injunction, statute, rule, regulation or legislation;

      (ii) (A) the representations of the Company contained in ARTICLE IV of the Agreement will not be true and correct as of the expiration date of the Offer or if such representations speak as of an earlier date, as of such earlier date, or (B) the Company will have failed to comply in all material respects with its covenants and agreements contained in the Agreement, except, in either such case to the extent that the breach thereof would not reasonably be expected to have a Company Material Adverse Effect;

      (iii) any applicable waiting period, if any, under the HSR Act relating to the Offer and the Merger will not have expired or been terminated and all material consents, approvals and authorizations required to be obtained prior to the consummation of the Offer and the Merger, by the parties hereto from any Governmental Entity, will not have been made or obtained, as the case may be;

      (iv) (A) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the Nasdaq National Market (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (C) a commencement of or material: acceleration or worsening of a war, armed hostilities, acts of terrorism or other national or international crisis involving the United States, that individually or in the aggregate, has a Company Material Adverse Effect, or (D) a material limitation (whether or not mandatory) by any Governmental Entity that materially and adversely affects the extension of credit by banks or other lending institutions in the United States; or

      (v) the Agreement will have been terminated in accordance with its terms;

which, in any such case, make it inadvisable, in the sole discretion of the Parent and the Purchaser, to proceed with such acceptance for payment of or payment for the Company Shares.

      Subject to the provisions of the Agreement, the foregoing conditions are for the sole benefit of the Parent and the Purchaser and may be asserted by the Purchaser or, subject to the terms of the Agreement, may be waived by the Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of the Parent or the Purchaser.

                                       A-2